Oragenics Announces Entering into Agreement to provide $2.0MM Equity
Financing, which Includes the Conversion of $1.0MM Unsecured Note into Equity and Additional $2.0MM Unsecured Revolving Line of Credit

For Immediate Release:

Tampa, FL (July 7, 2010) – On July 5, 2010, Oragenics, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Agreement”) with the Koski Family Limited Partnership (“KFLP”), an accredited investor and the Company’s largest shareholder.  The entering into of the Agreement was approved by the Company’s disinterested directors.  Pursuant to the terms of the Agreement, at Closing the Company is to issue 5.0 million shares of its Common Stock to the KFLP at a price of $0.40 per share.  The $2.0 million aggregate consideration to be paid by the KFLP is to consist of (i) $1,000,000 cash payable at Closing, and (ii) the exchange and cancellation of the outstanding $1.0 million promissory note issued to the KFLP on May 25, 2010.  Accrued interest on the note will be waived by the KFLP upon Closing, which is expected to occur on or before July 31, 2010 and is subject to the continued accuracy of representations and warranties of the Company in the Agreement and the other customary conditions set forth herein.

Simultaneously with the above securities purchase (including note conversion) and as part thereof, at Closing the Company and the KFLP are also expected to enter into an unsecured revolving credit agreement (the “Credit Agreement”).  Pursuant to the Credit Agreement, the Company will be able to borrow up to $2.0 million from the KFLP at LIBOR plus 6.0% after August 1, 2010 for a period of twelve months.

David B. Hirsch, the Company's President and CEO stated, "We are extremely pleased to have entered into this Agreement with the KFLP, which when closed, will provide us with additional working capital for our operations and should enhance our ability to execute our operations more efficiently and effectively.”

About Oragenics, Inc.

Oragenics, Inc. biopharmaceutical company is engaged in developing proprietary technologies, some of which are being commercialized and sold in the over-the-counter consumer healthcare market. The company also has a number of products in discovery, preclinical and clinical development, with a concentration in the main therapeutic areas of infectious diseases, diagnostics and oral health. The company is located at 3000 Bayport Drive, Suite 685, Tampa, Florida and has R&D facilities in Progress Corporate Park at 13700 Progress Boulevard in Alachua, Florida, approximately 15 miles from the campus of the University of Florida in Gainesville.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements regarding the timing of the closing of the transaction and closing conditions. These forward-looking statements are based on management’s expectations and beliefs. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. For example, among other things, we may be unable to satisfy conditions to closing of the transaction.  Factors that could affect our financial performance include, but are not limited to those set forth in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, and other factors detailed from time to time in filings with the U.S. Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

For more information about Oragenics, visit www.oragenics.com.  To schedule an interview with Mr. Hirsch, contact Michelle Jonas at (813) 286-7900 Ext. 252 / cdowns@ssapr.com.

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CONTACT:	Oragenics, Inc.
+ 1 (813) 286-7900 Ext. 252
David Hirsch, President and CEO
dhirsch@oragenics.com